Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Oct 31, 2002
Payment Date	Nov 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.800000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2002	Oct 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	88,168,570	16,962,600	22,051,381	16,114,470	11,873,820	14,455,162
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.925000%	2.050000%	2.150000%	2.450000%	2.800000%
Interest/Yield Payable on the Principal Balance	146,152	29,944	40,826	33,997	28,629
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	146,152	29,944	40,826	33,997	28,629
Interest/Yield Paid	146,152	29,944	40,826	33,997	28,629

Summary

Beginning Security Balance	88,168,570	16,962,600	22,051,381	16,114,470	11,873,820	14,455,162
Beginning Adjusted Balance	88,168,570	16,962,600	22,051,381	16,114,470	11,873,820
Principal Paid	4,160,623	800,430	1,040,559	760,408	560,301	717,317
Ending Security Balance	84,007,948	16,162,170	21,010,822	15,354,062	11,313,519	13,773,184
Ending Adjusted Balance	84,007,948	16,162,170	21,010,822	15,354,062	11,313,519
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	84,043,286	16,162,170	21,010,822	15,354,062	11,313,519
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,632,541
Ending OC Amount as Holdback Amount						5,463,552
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2003175	$0.6238271	$0.6542577	$0.7455496	$0.8520565
Principal Paid per $1000	$5.7026077	$16.6756240	$16.6756244	$16.6756241	$16.6756238